As filed with the Securities and Exchange Commission on July 13, 2006

Registration No. 333-135643

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POLONIA BANCORP

and

POLONIA BANK RETIREMENT PLAN

(Name of Small Business Issuer in its Charter)

United States	6035	To Be Applied For
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3993 Huntingdon Pike, 3rd Floor Huntingdon Valley, Pennsylvania 19006 (215) 938-8800	3993 Huntingdon Pike, 3rd Floor Huntingdon Valley, Pennsylvania 19006 (215) 938-8800
(Address and Telephone Number of Principal Executive Offices)	(Address of Principal Place of Business or Intended Principal Place of Business)

Anthony J. Szuszczewicz

Chairman of the Board, President and Chief Executive Officer

Polonia Bancorp

3993 Huntingdon Pike, 3rd Floor

Huntingdon Valley, Pennsylvania 19006

(215) 938-8800

(Name, Address and Telephone Number of Agent for Service)

Lawrence M.F. Spaccasi, Esq.
John R. Hall, Esq.	Kent M. Krudys, Esq.
Muldoon Murphy & Aguggia LLP	Luse Gorman Pomerenk & Schick, P.C.
5101 Wisconsin Avenue, N.W.	5335 Wisconsin Avenue, NW
Washington, D.C. 20016	Washington, DC 20016
(202) 362-0840	(202) 274-2000

Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock $0.01 par value	1,309,275(1)	$10.00	$13,092,750	(2)
Participation Interests	(3)	—		$(4)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	The registration fee of $1,401 was previously paid upon the initial filing of the Form SB-2 on July 7, 2006.

(3)	In addition, pursuant to 416(c) under the Securities Act, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Polonia Bank Retirement Plan.

(4)	The securities of Polonia Bancorp to be purchased by the Polonia Bank Retirement Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Item 27.	Exhibits.

The exhibits filed as a part of this Registration Statement are as follows:

(a)	List of Exhibits (filed herewith unless otherwise noted)

1.1	Engagement Letters between Polonia Bank and Sandler O’Neill & Partners, L.P.*

1.2	Form of Agency Agreement**

2.0	Plan of Reorganization and Stock Issuance (including the proposed Federal Charters and Bylaws of Polonia Bank, Polonia Bancorp and Polonia MHC)*

3.1	Charter of Polonia Bancorp (Included in Exhibit 2.0)*

3.2	Bylaws of Polonia Bancorp (Included in Exhibit 2.0)*

4.0	Specimen Stock Certificate of Polonia Bancorp*

5.0	Form of Opinion of Muldoon Murphy & Aguggia LLP re: Legality*

8.1	Opinion of Muldoon Murphy & Aguggia LLP re: Federal Tax Matters*

8.2	Opinion of SR Snodgrass, A.C. re: State Tax Matters*

10.1	Form of Polonia Bank Employee Stock Ownership Plan and Trust*

10.2	Form of ESOP Loan Commitment Letter and ESOP Loan Documents*

10.3	Form of Polonia Bank Employment Agreement*

10.4	Form of Polonia Bancorp Employment Agreement*

10.5	Form of Polonia Bank Employee Severance Compensation Plan*

10.6	Polonia Bank Retirement Plan*

10.7	Form of Polonia Bank Supplemental Executive Retirement Plan*

10.8	Supplemental Executive Retirement Plan for Anthony J. Szuszczewicz*

10.9	Supplemental Executive Retirement Plan for Edward W. Lukiewski*

10.10	Non-Qualified Deferred Compensation Plan*

16.0	Letter on Change in Certifying Accountant**

23.1	Consent of Muldoon Murphy & Aguggia LLP (contained in Exhibits 5.0 and 8.1)*

23.2	Consent of SR Snodgrass, A.C.*

23.3	Consent of Keller & Company, Inc.*

24.0	Powers of Attorney*

99.1	Appraisal Report of Keller & Company, Inc.(P)

99.2	Marketing Materials**

99.3	Subscription Order Form and Instructions**

(P)	Supporting financial schedules filed pursuant to Rule 202 of Regulation S-T.

*	Previously filed.

**	To be filed by amendment.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Huntingdon Valley, Commonwealth of Pennsylvania, on July 13, 2006.

POLONIA BANCORP

By:	/s/ Anthony J. Szuszczewicz
Anthony J. Szuszczewicz
Chairman of the Board, President and Chief Executive Officer
(duly authorized representative)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Anthony J. Szuszczewicz Anthony J. Szuszczewicz	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	July 13, 2006

/s/ Paul D. Rutkowski Paul D. Rutkowski	Chief Financial Officer and Treasurer (principal accounting and financial officer)	July 13, 2006

* Dr. Eugene Andruczyk	Director

* Frank J. Byrne	Director

* Edward W. Lukiewski	Director

* James B. Skowronski	Director

* Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form SB-2 for Polonia Bancorp on July 7, 2006.

/s/ Anthony J. Szuszczewicz	Chairman of the Board, President and Chief Executive Officer	July 13, 2006
Anthony J. Szuszczewicz